UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2014

HYPERION THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35614	61-1512713
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Sierra Point Parkway, Suite 400

Brisbane, California 94005

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (650) 745-7802

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 18, 2014, Hyperion Therapeutics, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank (the “Bank”), providing for two tranches of term loans of up to $16 million (the “Term Loans”) and a revolving credit line of up to $5 million (the “Revolving Loans” and together with the Term Loans, the “Loans”). The Company drew down both tranches of the Term Loans at closing, of which approximately $5.8 million was used to pre-pay the Company’s existing term loan. The actual amount of Revolving Loans that are available from time to time under the Loan Agreement is limited to a borrowing base amount that is determined according to, among other things, a percentage of the value of eligible accounts.

The Company’s obligations under the Loan Agreement are secured by a first priority security interest in substantially all of the Company’s assets, excluding its intellectual property. The Company has also agreed not to pledge or otherwise encumber its intellectual property assets, except that the Company may grant licenses of its intellectual property as set forth in the Loan Agreement.

The Company is required to pay interest only for the first 18 months of the Term Loans, followed by 30 equal monthly payments of interest and principal. The Term Loans will mature on June 30, 2018. The Revolving Loans will mature on July 18, 2017. The Loan Agreement provides for an interest rate of 4% per year on the Term Loans and the prime rate plus 0.75% per year on the Revolving Loans, with a minimum interest requirement on the Revolving Loans. Upon the maturity date of the Term Loans, a final payment fee of 6.75% of the original principal amount of such Term Loans (the “Final Payment”) will be due.

The Loan Agreement contains customary representations, warranties and covenants (including the requirement to meet one of two financial covenants) by the Company, as well as customary events of default and indemnification obligations of the Company. Upon an event of default, after any applicable grace or cure period, all amounts owed under the Loan Agreement may be declared due and payable, including the original principal amount of the Loans, the accrued but unpaid interest thereon, the Final Payment and the prepayment fee. The description above is a summary only of the provisions of the Loan Agreement and is qualified in its entirety by the terms of the Loan Agreement attached as Exhibit 10.1 hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Loan and Security Agreement, dated as of July 18, 2014, by and between Silicon Valley Bank and Hyperion Therapeutics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2014	Hyperion Therapeutics, Inc.

	By:	/s/ Jeffrey S. Farrow
Jeffrey S. Farrow
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan and Security Agreement, dated as of July 18, 2014, by and between Silicon Valley Bank and Hyperion Therapeutics, Inc.